UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2017
 _______________________

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

_______________________

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02......Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2017, Masimo Corporation (the “Company”) appointed Micah Young as the Company’s Executive Vice President, Chief Financial Officer, effective October 16, 2017. Upon commencement of his appointment, Mr. Young will assume the duties of the Company’s principal financial officer until such time as his successor is appointed, or until his earlier resignation or removal. Mr. Young succeeds Mark P. de Raad, who has served as the Company’s Executive Vice President, Chief Financial Officer since June 2006. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Young.
From July 2012 to September 2017, Micah Young served as Vice President, Finance, at NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. Prior to that time, he served as NuVasive, Inc.’s Senior Director, Finance, Global Operations, from December 2009 to July 2012. From 2002 to 2009, Mr. Young held various accounting and finance positions with Zimmer Holdings, Inc., a company focused on the design, development, manufacture and marketing of orthopaedic reconstructive, spinal and trauma devices, dental implants and related surgical products. Prior to his time at Zimmer Holdings, Inc., Mr. Young was an accountant at Deloitte & Touche LLP from 2000 to 2002. He holds a Bachelor of Science, Accounting and Criminal Justice from Indiana Wesleyan University and is a certified public accountant (inactive).
On September 22, 2017, the Company entered into an offer letter with Mr. Young (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Young’s annualized salary will be $365,000 and he will be eligible to receive an annual performance bonus of up to 50% of his base salary commencing for fiscal year 2018. Mr. Young will also receive a sign on bonus of $100,000 and a reimbursement of up to $200,000 for any compensation previously paid to Mr. Young by his former employer that he must repay as a result of accepting the Offer Letter and becoming an employee of the Company, each of which will be subject to repayment if Mr. Young voluntarily terminates his employment with the Company prior to October 16, 2020. Mr. Young’s employment will be on an “at will” basis. He is also a limited participant in the Company’s 2007 Severance Protection Plan (the “Plan”), which provides that, if (a) Mr. Young’s employment is terminated on the date of a Change in Control (as defined in the Plan) specifically because his current job, or similar job, is not offered to him on the date of such Change in Control, or (b) Mr. Young’s employment is terminated by the Company without cause or if he terminates his employment with the Company for Good Reason (as defined in the Plan) upon or within 36 months of a Change in Control, fifty percent of Mr. Young’s unvested and outstanding stock options or other equity-based awards will immediately vest. Additionally, on October 16, 2017, the Company will grant Mr. Young an option to purchase 50,000 shares of the Company’s common stock (the “Option”) under the Company’s 2017 Equity Incentive Plan. The Option will vest, subject to Mr. Young’s continued employment with the Company, over a five year period, with 20% of the shares subject to the Option vesting on each anniversary of the grant date. The Company also entered into an indemnification agreement with Mr. Young in the same form as its standard form of indemnity agreement with its other executive officers.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01......Financial Statements and Exhibits.
(d) Exhibits
10.1...............Offer Letter, dated September 22, 2017, between the Company and Micah Young.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: September 25, 2017	By:	/s/ JOE KIANI
Joe Kiani
Chief Executive Officer